UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 8, 2010 (March 2, 2010)
BIODEL INC.
(Exact name of registrant as specified in its charter)
Commission File Number 001-33451

Delaware (State or other jurisdiction of incorporation or organization)	90-0136863 (IRS Employer Identification Number)

100 Saw Mill Road Danbury, Connecticut (Address of principal executive offices)	06810 (Zip code)
(203) 796-5000
(Registrant’s telephone number, including area code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
     On March 2, 2010, Biodel Inc. (the “Company”) held its 2010 annual meeting of stockholders at the Company’s headquarters in Danbury, Connecticut (the “Annual Meeting”). At the Annual Meeting, Dr. Solomon S. Steiner, Dr. Ira Lieberman, and Mr. Scott Weisman were elected as Class III Directors, each for three-year terms, until the 2013 annual meeting of stockholders or until their respective successors are elected and qualified. At the Annual Meeting, the shareholders also voted for the approval of the 2010 Stock Incentive Plan and in favor of the ratification of the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2010. The tabulation of the voting results is as follows:
Agenda Item 1: Election of Directors

Nominees	For	Witheld	Broker Non-Votes
Dr. Solomon S. Steiner	15,580,493	228,366	5,214,871
Dr. Ira Lieberman	15,584,513	224,346	5,214,871
Mr. Scott A. Weisman	15,327,939	480,920	5,214,871
Agenda Item 2: Approval of 2010 Stock Incentive Plan

For	Against	Abstain	Broker Non-Votes
12,209,035	3,596,284	3,540	5,214,871
Agenda Item 3: Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-Votes
20,966,384	55,030	2,316	—
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2010	BIODEL INC.
	By:	/s/ Gerard J. Michel
Gerard J. Michel, Chief Financial Officer

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